UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): August 9, 2017

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois 60661

(312) 985-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2017 (the “Amendment No. 13 Effective Date”), TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly-owned subsidiaries of TransUnion (“TransUnion” or the “Company”), amended and restated the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, Amendment No. 9, dated as of June 30, 2015, Amendment No. 10, dated as of March 31, 2016, Amendment No. 11, dated as of May 31, 2016, and Amendment No. 12, dated as of January 31, 2017, collectively, the “Credit Agreement”). Pursuant to the Amendment No. 13 to the Credit Agreement, dated as of August 9, 2017 (the “Thirteenth Amendment”), by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Securities, Inc., Capital One, N.A., Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, the Credit Agreement was amended and restated to (i) extend the maturity date of the revolving credit facility to August 2022, increase the aggregate commitment amount thereunder to $300 million and lower the applicable margin, (ii) refinance existing term A loans with replacement term A loans maturing in August 2022, increase the aggregate principal amount of term A loans to $400 million and lower the applicable margin, (iii) reprice existing term B loans with lower applicable margin and (iv) amend or modify certain other terms of the Credit Agreement.

Holdings and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.

Goldman Sachs Lending Partners LLC, an affiliate of Goldman Sachs & Co. LLC, is a Revolving Credit Lender and a Joint Lead Arranger and Joint Bookrunner under the Credit Agreement as amended by the Thirteenth Amendment. Investment funds affiliated with Goldman Sachs & Co. LLC own approximately 13.0% of the issued and outstanding common stock of TransUnion. Goldman Sachs & Co. LLC and its affiliates, including Goldman Sachs Lending Partners LLC, have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: August 15, 2017

	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Senior Vice President